United States
                       Securities and Exchange Commission
                             Washington D.C. 20549



                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
          The Securities Exchange Act of 1934 (Amendment No. ________)

Filed by the Registrant  [ X  ]
Filed by a party other than the Registrant [    ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential,  for Use of the Commission  Only(as  permitted by
      Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material under Sec. 240.14a-12


                          ABRAXAS PETROLEUM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [ X ] No fee required.
      [   ] Fee computed on table below per Exchange Act Rules  14a-6(i)(l) and
            0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


     [ ]Fee paid previously with preliminary materials.

     [ ]Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously Paid:


     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:


     (4) Date Filed:

                          ABRAXAS PETROLEUM CORPORATION
                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

                                                                     May 4, 2005

Dear Stockholders:

     You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Abraxas Petroleum Corporation to be held on Wednesday, June 1, 2005, at 9:00 a.m., local time, at the Petroleum Club of San Antonio located at 8620 N. New Braunfels, Suite 700, San Antonio, Texas 78217. We hope that you will be able to attend the meeting. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

     Whether or not you expect to attend the Annual Meeting, please mark, sign, and date the enclosed proxy and return it promptly in the enclosed envelope.


                                Robert L.G. Watson
                                Chairman of the Board, President,
                                and Chief Executive Officer

                          ABRAXAS PETROLEUM CORPORATION
                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 1, 2005

To the Stockholders of Abraxas Petroleum Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abraxas Petroleum Corporation ("Abraxas") will be held at the Petroleum Club of San Antonio located at 8620 N. New Braunfels, Suite 700, San Antonio, Texas 78217, on Wednesday, June 1, 2005, at 9:00 a.m., local time, for the following purposes:

     (1) To elect four directors to the Abraxas Board of Directors for a term of three years. The Board of Directors has nominated the following for election:

                           C. Scott Bartlett, Jr .
                           Ralph F. Cox
                           Dennis E. Logue
                           Joseph A. Wagda

     (2) To approve the 2005 Non-Employee Directors Long-Term Equity Incentive Plan;

     (3) To ratify the appointment of BDO Seidman, LLP as Abraxas' independent auditors for the year ending December 31, 2005 ; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     We cordially invite you to attend the Annual Meeting in person. To assure your representation at the meeting, however, we urge you to mark, sign, date, and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

     Whether or not you expect to attend the Annual Meeting, please complete, sign, date, and promptly mail your proxy card in the envelope provided. You may revoke your proxy at any time prior to the Annual Meeting, and, if you attend the Annual Meeting, you may vote your shares of Abraxas stock in person.

     The Abraxas Board of Directors has fixed the close of business on April 29, 2005, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                By Order of the Board of Directors

                                Stephen T. Wendel
                                SECRETARY


San Antonio, Texas
May 4, 2005

                          ABRAXAS PETROLEUM CORPORATION
                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

                                 PROXY STATEMENT

                             -----------------------

     The Board of Directors of Abraxas Petroleum Corporation is soliciting proxies to vote shares of common stock at the 2005 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on June 1, 2005, at the Petroleum Club of San Antonio located at 8620 N. New Braunfels, Suite 700, San Antonio, Texas 78217, and at any adjournment thereof. This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about May 4, 2005. For ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during ordinary business hours at Abraxas' executive offices, located at the address set forth above.

Record Date; Shares Entitled To Vote; Quorum

     The Board of Directors has fixed the close of business on April 29, 2005 as the record date for Abraxas stockholders entitled to notice of and to vote at the annual meeting. Holders of common stock as of the record date are entitled to vote at the annual meeting. As of the record date, there were 37,883,625 shares of Abraxas common stock outstanding, which were held by approximately 1,600 holders of record. Stockholders are entitled to one vote for each share of Abraxas common stock held as of the record date.

     The holders of a majority of the outstanding shares of Abraxas common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting. Abstentions and "non-votes" are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. "Non-votes" occur when a proxy:

     o is returned by a broker or other stockholder who does not have authority to vote;

     o   does not give authority to a proxy to vote; or

     o   withholds authority to vote on one or more proposals.

Votes Required

         The votes required for each of the proposals is as follows:

         Election of Directors. The nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a particular nominee or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your abstention will have no effect on the election of directors.

         2005 Directors Plan. The proposal to approve the 2005 Non-Employee Directors Long-Term Incentive Plan must receive the affirmative vote of the holders of a majority of the shares of Abraxas common stock represented and voting at the meeting. Therefore, if you do not vote or if you do not instruct your broker on how to vote, it will have no effect on the proposal because holders of shares who have abstained or for which brokers are not able to vote will not be considered voting at the annual meeting and for purposes of approving this proposal.

         Appointment of Independent Auditors. The proposal to ratify the appointment of Abraxas' independent auditors must receive the affirmative vote of the holders of a majority of the shares of Abraxas common stock represented and voting at the meeting. Therefore, if you do not vote or if you do not instruct your broker on how to vote, it will have no effect on the proposal because holders of shares who have abstained or for which brokers are not able to vote will not be considered voting at the annual meeting and for purposes of approving this proposal.

Voting of Proxies

         Votes cast in person or by proxy at the annual meeting will be tabulated at the annual meeting. All valid, unrevoked proxies will be voted as directed. In the absence of instructions to the contrary, properly executed proxies will be voted in favor of each of the proposals listed in the notice of annual meeting and for the election of the nominees for director set forth herein.

         If any matters other than those addressed on the proxy card are properly presented for action at the annual meeting, the persons named in the proxy will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

How To Vote By Proxy; Revocability of Proxies

         To vote by  proxy,  you must  complete,  sign,  date,  and  return  the enclosed proxy card in the enclosed envelope. Any Abraxas stockholder who delivers a properly executed proxy may revoke the proxy at any time before it is voted. Proxies may be revoked by:

     o delivering a written revocation of the proxy to the Abraxas Secretary before the annual meeting;

     o   signing and returning a later dated proxy to the Abraxas Secretary; or

     o   appearing at the annual meeting and voting in person.

         Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy. An Abraxas stockholder whose shares are held in the name of its broker, bank or other nominee must bring a legal proxy from its broker, bank or other nominee to the meeting in order to vote in person.

Deadline for Voting by Proxy

         In order to be counted, votes cast by proxy must be received by mail prior to the annual meeting.

Solicitation of Proxies

         Proxies will be solicited by mail. Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers, and employees of Abraxas. Directors, officers, and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses. In addition to solicitation by mail, Abraxas will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners. Abraxas will, upon request, reimburse these brokerage houses, custodians, and other persons for their reasonable out-of-pocket expenses in doing so. Abraxas will pay the cost of solicitation of proxies.

                                  PROPOSAL ONE

                              Election of Directors

         Abraxas' Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders. At this year's meeting, a total of four Class II directors are to be elected for a term of three years, to hold office until the expiration of his term in 2008, or until a successor shall have been elected and shall have qualified. The nominees for Class II directors are C. Scott Bartlett, Jr., Ralph F. Cox, Dennis E. Logue and Joseph A. Wagda.

         Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected. The enclosed form of proxy provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the election of the nominees for director. Under applicable Nevada law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

         The Board of Directors recommends a vote "FOR" the election of the nominees to the Board of Directors.

                    Board of Directors and Executive Officers

         The following table sets forth the names, ages, and positions of the executive officers and directors of Abraxas. The term of the Class I directors of Abraxas expires in 2006, the term of the Class II directors expires in 2005 and the term of the Class III directors expires in 2007.

Name and Municipality of Residence             Age  Office                                         Class

Robert L.G. Watson                                  Chairman of the Board, President and Chief
San Antonio, Texas                             54   Executive Officer                               III

Chris E. Williford                                  Executive Vice President, Chief Financial
San Antonio, Texas                             54   Officer and Treasurer                            --

Robert W. Carington, Jr.
San Antonio, Texas                             43   Executive Vice President                         --

C. Scott Bartlett, Jr.
Little Falls, New Jersey                       72   Director                                        II

Franklin A. Burke
Doyleston, Pennsylvania                        71   Director                                         I

Harold D. Carter
Dallas, Texas                                  66   Director                                        III

Ralph F. Cox
Ft. Worth, Texas                               72   Director                                        II

Barry J. Galt
Houston, Texas                                 71   Director                                        III

Dennis E. Logue
Norman, Oklahoma                               61   Director                                        II

James C. Phelps
San Antonio, Texas                             82   Director                                         I

Joseph A. Wagda
Danville, California                           61   Director                                        II

                                       5

Executive Officers


         Robert L.G. Watson has served as Chairman of the Board, President, Chief Executive Officer and a director of Abraxas since 1977. Since January 2003, he has served as Chairman of the Board, Chief Executive Officer and Director of Grey Wolf Exploration Inc. ("Grey Wolf"), an oil and gas exploration and production company whose shares are listed on the Toronto Stock Exchange and which was, until February 2005, a wholly-owned subsidiary of Abraxas. From May 1996 to January 2003, he served as President, Chairman of the Board and a director of Grey Wolf Exploration, Inc., a former wholly-owned subsidiary of Abraxas ("Old Grey Wolf"), the capital stock of which was sold by Abraxas in January 2003. From November 1996 to January 2003, Mr. Watson was Chairman of the Board, President and a director of Canadian Abraxas, a former wholly-owned Canadian subsidiary of Abraxas, the capital stock of which was sold by Abraxas in January 2003. Prior to joining Abraxas, Mr. Watson was employed in various petroleum engineering positions with Tesoro Petroleum Corporation, a crude oil and natural gas exploration and production company, from 1972 through 1977, and DeGolyer and MacNaughton, an independent petroleum engineering firm, from 1970 to 1972. Mr. Watson received a Bachelor of Science degree in Mechanical Engineering from Southern Methodist University in 1972 and a Master of Business Administration degree from the University of Texas at San Antonio in 1974.

         Chris E. Williford was elected Vice President, Treasurer and Chief Financial Officer of Abraxas in January 1993, and as Executive Vice President and a director of Abraxas in May 1993. In December 1999, Mr. Williford resigned as a director of Abraxas. From November 1996 to January 2003, Mr. Williford was Vice President and Assistant Secretary of Canadian Abraxas and Vice President of Old Grey Wolf. Prior to joining Abraxas, Mr. Williford was Chief Financial Officer of American Natural Energy Corporation, a crude oil and natural gas exploration and production company, from July 1989 to December 1992, and President of Clark Resources Corp., a crude oil and natural gas exploration and production company, from January 1987 to May 1989. Mr. Williford received a Bachelor of Science degree in Business Administration from Pittsburgh State University in 1973.

         Robert W. Carington, Jr. was elected Executive Vice President and a director of Abraxas in July 1998. In December 1999, Mr. Carington resigned as a director of Abraxas. Prior to joining Abraxas, Mr. Carington was a Managing Director with Jefferies & Company, Inc., an investment banking firm. Prior to joining Jefferies & Company, Inc. in January 1993, Mr. Carington was a Vice President at Howard, Weil, Labouisse, Friedrichs, Inc., an investment banking firm. Prior to joining Howard, Weil, Labouisse, Friedrichs, Inc., Mr. Carington was a petroleum engineer with Unocal Corporation from 1983 to 1990. Mr. Carington received a Bachelor of Science in Mechanical Engineering from Rice University in 1983 and a Master of Business Administration degree from the University of Houston in 1990.

Director Nominees

         C. Scott Bartlett, Jr., a director of Abraxas since December 1999, has over 40 years of commercial banking experience, the most recent being with National Westminster Bank USA, rising to the position of Executive Vice President, Senior Lending Officer and Chairman of the Credit Policy Committee. Mr. Bartlett also currently serves on the board of NVR, Inc., a regional home builder, and is active in securities arbitration. Mr. Bartlett attended Princeton University, and has a certificate in Advanced Management from Pennsylvania State University.

         Ralph F. Cox, a director of Abraxas since December 1999, has over 45 years of oil and gas industry experience, over 30 of which was with Arco. Mr. Cox retired from Arco in 1985 after serving as Vice Chairman. Mr. Cox then joined what was known as Union Pacific Resources prior to its acquisition by Anadarko Petroleum in July 2000, retiring in 1989 as President and Chief Operating Officer. Mr. Cox then joined Greenhill Petroleum Corporation as President until leaving in 1994 to pursue a consulting business. Mr. Cox has in the past and continues to serve on many boards including CH2M Hill Companies, an engineering and construction firm, and is a trustee for the Fidelity group of funds. Mr. Cox earned Petroleum and Mechanical Engineering degrees from Texas A&M University with advanced studies at Emory University.

         Dennis E. Logue, a director of Abraxas since April 2003, is Dean and Fred E. Brown Chair at the Michael F. Price College of Business at the University of Oklahoma. Prior to joining Price College in 2001, he was the Steven Roth Professor at the Amos Tuck School at Dartmouth College where he had been since 1974. He is currently a director of Waddell & Reed Financial, Inc., a national financial services organization. He is also on the editorial boards of several scholarly journals, including the Journal of Banking and Finance, the

Journal of Portfolio Management, and the Journal of Management Strategy Education. Mr. Logue holds degrees from Fordham College, Rutgers, and Cornell University.

         Joseph A. Wagda, a director of Abraxas since December 1999, has been involved in a variety of business activities over a 30-year career. From 2000 to the present, Mr. Wagda has been a director of BrightStar Information Technology Group, Inc., an information technology company, and was named Chairman in 2001. From 2000 to April 2005, he served as Chief Executive Officer of BrightStar Information Technology Group, Inc. Mr. Wagda is also an attorney, president and principal owner of Altamont Capital Management, Inc., where he has been involved from 1997 - 2001 in a number of investment projects as an investor and consultant, including leadership roles as a member of Campus LLC in 1999-2000 and as managing member of AltaNet Partners, LLC from 2000. Previously, Mr. Wagda was President and Chief Executive Officer of American Heritage Group, Inc., a modular home builder, and a Senior Managing Director and co-founder of the Price Waterhouse corporate finance practice. He also served with the finance staff of Chevron Corporation and in the general counsel's office at Ford Motor Company. Mr. Wagda received a Bachelor of Science from Fordham College, a Masters of Business Administration, with distinction, from the Johnson Graduate School of Management, Cornell University, and a JD, with honors, from Rutgers University.

Directors with Terms Expiring in 2006 and 2007

         Franklin A. Burke, a director of Abraxas since June 1992, has served as President and Treasurer of Venture Securities Corporation since 1971, where he is in charge of research and portfolio management. He has also been a general partner and director of Burke, Lawton, Brewer & Burke, a securities brokerage firm, since 1964, where he is responsible for research and portfolio management. Mr. Burke received a Bachelor of Science degree in Finance from Kansas State University in 1955, a Masters degree in Finance from University of Colorado in 1960 and studied at the graduate level at the London School of Economics from 1962 to 1963.

         Harold D. Carter has served as a director of Abraxas since October 2003. Mr. Carter has more than 30 years experience in the oil and gas industry and has been an independent consultant since 1990. Prior to consulting, Mr. Carter served as Executive Vice President of Pacific Enterprises Oil Company
(USA). Before that, Mr. Carter was associated for 20 years with Sabine Corporation, ultimately serving as President and Chief Operating Officer from 1986 to 1989. Mr. Carter consults for Associated Energy Managers, Inc. with respect to its Energy Income Fund, L.P. and is a director of Brigham Exploration Company and Energy Partners, Ltd., both publicly traded oil and gas companies, and Longview Production Company, a private company. Mr. Carter was a director of Abraxas from 1996 to 1999 and served as an advisory director from 1999 to October 2003.

         Barry J. Galt, a director of Abraxas since October 2003, has served as a director of Ocean Energy, Inc., an oil and gas company, since his retirement in 1999 until the acquisition of Ocean by Devon Energy Corporation in April 2003. He served as Chairman and Chief Executive Officer of Seagull Energy Corporation, an oil and gas company, the predecessor to Ocean, from 1983 through 1998, and as Vice Chairman of Seagull from January 1999 until May 1999. Prior to his employment by Seagull, Mr. Galt acted as President and Chief Operating Officer of The Williams Companies, an oil and gas company. Mr. Galt has also served as a director of Trinity Industries, Inc., a manufacturing company, since 1989, a director of Dynegy Inc., an oil and gas company, since September 2002 and a director of Endeavor International Corporation, an oil and gas company, since 2004.

         James C. Phelps, a director of Abraxas since December 1983, has been a consultant to crude oil and natural gas exploration and production companies such as Panhandle Producing Company and Tesoro Petroleum Corporation since April 1981. From January 1996 to January 2003, Mr. Phelps served as a director of Grey Wolf Exploration Inc. From April 1995 to May 1996, Mr. Phelps served as Chairman of the Board and Chief Executive Officer of Grey Wolf Exploration Inc., and from January 1996 to May 1996, he served as President of Grey Wolf Exploration Inc. From March 1983 to September 1984, he served as President of Osborn Heirs Company, a privately-owned crude oil exploration and production company based in San Antonio. Mr. Phelps was President and Chief Operating Officer of Tesoro Petroleum Corporation from 1971 to 1981 and prior to that was Senior Vice President and Assistant to the President of Continental Oil Company. He received a Bachelor of Science degree in Industrial Engineering and a Master of Science degree in Industrial Engineering from Oklahoma State University.

         Robert L.G. Watson, Abraxas' Chairman of the Board, President and Chief Executive Officer, will serve as a director until his term expires in 2007.

Advisory Directors

         The Board has appointed the following individuals as Advisory Directors to the Board:

         Paul A. Powell, Jr., age 59, a director of Abraxas from 1987 to 1999 and an advisory director since 1999, is currently Trustee of the Paul A. Powell Trust and has served as Vice President and Director of Mechanical Development Co., Inc. a tool and die production machine company, since 1984. He also serves as trustee of 17 investment trusts. Mr. Powell is a managing partner of Claytor Equity Partners, Cortland Partners, JWM Partners, Emory Partners, Burnett Partners and WMP Partners and President of Somerset Investments, Ltd. Mr. Powell is also manager of Westpoint (2002) LLC, and co-manager of Wessex LLC. He attended Emory and Henry College and graduated from National Business College with a degree in Accounting.

         Richard M. Riggs, age 84, a director of Abraxas from 1985 to 1999 and an advisory director since 1999, is a self-employed geological consultant. He served as Vice President of Petro Consultants Energy Corporation, a crude oil and natural gas exploration and production company, from 1978 to 1984. He was previously employed by Tesoro Petroleum Corporation as Exploration Vice President for North America, and prior to that time was Manager of Domestic Exploration for Ashland Oil, Inc. Mr. Riggs graduated with a Bachelors degree in Geology from Dartmouth College and a Masters degree in Geology from Columbia University.

         Each Advisory Director serves at the pleasure of the Board and may be terminated as an Advisory Director at any time upon consent of a majority of the Board of Directors. The Advisory Directors have the right to receive timely notice and information regarding and to attend and participate in all meetings of the Board, but do not have the right to vote at the meetings. The Board may, in its discretion without Advisory Director consent, at any meetings at which any Advisory Director is in attendance, hold an executive session at which only the Board, and no Advisory Directors, are present. Except for purposes of indemnification, Advisory Directors are not deemed to be "directors" of Abraxas.

Meeting Attendance

         During the fiscal year ended December 31, 2004, the Abraxas Board of Directors held eight meetings. All directors attended each meeting, except Mr. Galt and Mr. Logue, who attended seven meetings each. During 2004, Abraxas' directors, other than Mr. Watson, received compensation for service to Abraxas as a director. See "Executive Compensation--Compensation of Directors." Directors also received reimbursement of travel expenses to attend meetings of the Board of Directors. Abraxas encourages, but does not require, directors to attend the annual meeting of stockholders. At Abraxas' 2004 Annual Meeting, all members of the Board were present.

Committees of the Board of Directors

         The Audit Committee of the Abraxas Board of Directors, which consists of Messrs. Bartlett, Burke, Phelps, and Wagda, met seven times during 2004. The Board of Directors has determined that each of the members of the Audit Committee is independent as determined in accordance with the listing standards of the American Stock Exchange and Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. In addition, the Board of Directors has determined that C. Scott Bartlett, Jr., as defined by SEC rules, is an audit committee financial expert. The Audit Committee Report, which begins on page 18, more fully describes the activities and responsibilities of the Audit Committee.

         The Compensation Committee of the Board of Directors, which consists of Messrs. Cox, Logue and Phelps, met five times during 2004. The duties of the Compensation Committee are to review and make recommendations concerning the compensation of Abraxas' executive and non-executive officers. The Compensation Committee also administers Abraxas' 1993 Key Contributor Stock Option Plan, 1994 Long Term Incentive Plan, Directors Restricted Share Plan and Director Stock Option Plan. If approved at the 2005 Annual Meeting, the Compensation Committee would also administer the 2005 Non-Employee Directors Long-Term Equity Incentive Plan.

         The Nominating and Corporate Governance Committee, which consists of Messrs. Bartlett, Burke, and Cox, did not meet during 2004. Subsequent to year-end, the Abraxas Board of Directors bifurcated the Nominating and Corporate Governance Committee. The primary function of the Nominating Committee is to assist the Board in identifying, screening and recruiting qualified individuals to become Board members and determining the composition of the Board and its committees, including recommending nominees for annual stockholders meetings or to fill vacancies on the Board.

         In February 2005, the Abraxas Board of Directors approved a separate Corporate Governance Committee to consist of Messrs. Carter, Galt and Logue. The primary function of the Corporate Governance Committee is to develop and maintain the corporate governance policies of Abraxas. Each of the Board's committees has a written charter, and copies of the charters are available for review on the Company's website at www.abraxaspetroleum.com in the Investor Relations section.

Board Independence

         A majority of the members of the Board of Directors, as well as all members of the Audit, Compensation, Nominating and Corporate Governance
Committees, are "independent," as currently defined by the Securities and Exchange Commission and the listing standards of the American Stock Exchange. The Board of Directors also conducts an annual self-evaluation on key Board and Committee-related issues, which has proven to be a beneficial tool in the process of continuous improvement in Board functioning and communication.

Code of Ethics

         In April 2004, the Board of Directors unanimously approved Abraxas' Code of Ethics. This Code is a statement of Abraxas' high standards for ethical behavior, legal compliance and financial disclosure, and is applicable to all directors, officers, and employees. A copy of the Code of Ethics can be found in its entirety on Abraxas' website at www.abraxaspetroleum.com in the Investor Relations section. Additionally, should there be any changes to, or waivers from, the Abraxas' Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

Stockholder Communications with Board

         The Board of Directors has implemented a process by which stockholders may communicate with the Board of Directors. Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to The Board of Directors, c/o The Corporate Secretary. The Corporate Secretary has been instructed by the Board to promptly forward communications so received to the members of the Board of Directors.

Nominations

         The Nominating Committee is the standing committee responsible for determining the slate of director nominees for election by stockholders, which the committee recommends for consideration by the Board. All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting. For positions on the Board created by a director's leaving the Board prior to the expiration of his or her current term, whether due to death, resignation, or other inability to serve, Article III of the Company's Amended and Restated Bylaws provides that a Director elected by the Board to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

         The Nominating Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates. The Nominating Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

         The Nominating Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. Minimum criteria for director nominees are determined by the Nominating Committee. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance. Candidates with potential conflicts of interest or who do not meet independence criteria will be identified and disqualified. The Nominating Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through some other source. When current Board members are considered for nomination for reelection, the Nominating Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

         The Nominating Committee will consider qualified candidates for possible nomination that are recommended by stockholders. Stockholders wishing to make such a recommendation may do so by sending the following information to the Nominating Committee, c/o Corporate Secretary at the address listed above:
(1) name of the candidate with brief biographical information and resume; (2) contact information for the candidate and a document evidencing the candidate's willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder's current status as a stockholder and the number of shares currently held. Any such nomination must comply with the advance notice provisions of Abraxas' Amended and Restated Bylaws. These provisions are summarized under "Stockholder Proposals for 2006 Abraxas Annual Meeting" on page 25 of this document.

         The Nominating Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual's willingness to serve and other background information. This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used for further evaluation. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the information.

         No candidates for director nominations were submitted to the Nominating Committee by any stockholder in connection with the 2005 Annual Meeting.

                 SECURITIES HOLDINGS OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS, NOMINEES AND OFFICERS

         Based upon information received from the persons concerned, each person known to Abraxas to be the beneficial owner of more than five percent of the outstanding shares of common stock of Abraxas, each director and nominee for director, each of the named executive officers and all directors and officers of Abraxas as a group, owned beneficially as of March 31, 2005, the number and percentage of outstanding shares of common stock of Abraxas indicated in the following table:

Name and Address of Beneficial Owner            Number of Shares (1)                    Percentage (%)

Venture Securities Corp.                             2,403,770   (2)                          6.52
516 N. Bethlehem Pike
Spring House, PA 19477

Peter S. Lynch                                       1,866,000                                5.07
82 Devonshire St. 58A
Boston, MA 02109

Robert L.G. Watson                                   1,204,980   (3)                          3.22
Franklin A. Burke                                    1,813,270   (4)                          4.92
Harold D. Carter                                        63,098   (4)                             *
James C. Phelps                                        558,332   (5)                          1.51
Chris E. Williford                                     232,948   (6)                             *
Lee T. Billingsley                                     196,605   (7)                             *
Robert W. Carington, Jr.                               518,029   (8)                          1.39
William H. Wallace                                      92,666   (9)                             *
Stephen T. Wendel                                      136,669  (10)                             *
C. Scott Bartlett, Jr.                                  65,000  (11)                             *
Ralph F. Cox                                           335,000  (12)                             *
Joseph A. Wagda                                         75,000  (12)                             *
Barry J. Galt                                           25,000  (13)                             *
Dennis E. Logue                                         25,000  (13)                             *
Paul A. Powell, Jr.                                     54,039  (14)                             *
Richard M. Riggs                                       157,663  (14)                             *
All Officers and Directors as a Group                5,553,299  (3)(4)(5)(6)(7)(8)(9)         14.99
(16 persons)                                                    (10)(11)(12)(13)(14)
------------------
*  Less than 1%

(1) Unless otherwise indicated, all shares are held directly with sole voting and investment power.
(2) Includes 1,244,204 shares with sole voting power held by Venture Securities and Franklin A. Burke, a director of Abraxas and the sole owner of Venture Securities, and 1,159,566 shares managed by Venture Securities on behalf of third parties.
(3) Includes 36,077 shares issuable upon exercise of options granted pursuant to Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan, 579,208 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan, and 300 shares in a retirement account. Does not include a total of 75,880 shares owned by the Robert L G. Watson, Jr. Trust and the Carey B. Watson Trust, the trustees of which are Mr. Watson's brothers and the beneficiaries of which are Mr. Watson's children. Mr. Watson disclaims beneficial ownership of the shares owned by these trusts.
(4) Includes 30,000 shares issuable upon exercise of options granted pursuant to the Amended and Restated Director Stock Option Plan (the "Director Option Plan") and 15,000 shares issuable upon exercise of certain option agreements.
(5) Includes 340,000 shares owned by Marie Phelps, Mr. Phelps' wife, 88,762 shares owned by JMRR LP, a family limited partnership of which Mr. Phelps is the general partner, 16,333 shares issuable upon exercise of options granted pursuant to certain option agreements and 30,000 shares issuable upon exercise of options granted pursuant to the Director Option Plan.
(6) Includes 196,500 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.
(7) Includes 92,750 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan and 5,000 shares in a retirement account.
(8) Includes 407,500 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.
(9) Includes 80,250 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.
(10) Includes 97,160 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.
(11) Includes 50,000 shares issuable upon exercise of certain option agreements.
(12) Includes 75,000 shares issuable upon exercise of certain option agreements.
(13) Includes 25,000 shares issuable upon exercise of certain option agreements.
(14) Includes 30,000 shares issuable upon exercise of certain option agreements.


                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

         The Compensation Committee is composed entirely of directors who are not employees of Abraxas. The Committee is responsible for establishing and administering the compensation levels for Abraxas' executive and non-executive officers. The members of the Compensation Committee believe that the ability to attract and retain qualified executive and non-executive officers and provide appropriate incentives to Abraxas' executive and non-executive officers is essential to the long-term success of Abraxas.

         In determining executive compensation, the Committee reviews the compensation programs, pay levels and business results of Abraxas as compared to a peer group of oil and natural gas exploration and production companies, which includes those in the William M. Mercer 2004 Energy Compensation Survey.

Compensation Philosophy and Objectives

         The philosophy underlying the development and administration of Abraxas' annual and long-term compensation plans is to align the interests of management with those of Abraxas' stockholders. Key elements of this philosophy are:

            o Establishing compensation plans that deliver base salaries which are competitive with the companies in the peer group, within Abraxas' budgetary constraints and commensurate with Abraxas' performance as measured by operating, financial, and strategic objectives.

            o Providing equity-based incentives for executive and non-executive officers to ensure that they are motivated over the long-term to respond to Abraxas' business challenges and opportunities as owners rather than just as employees.

            o Rewarding executive and non-executive officers for outstanding performance particularly where such performance is reflected by an increase in the value of Abraxas common stock.

         The compensation currently paid to Abraxas' executive and non-executive officers consists of base salary, various employee benefits (including medical and life insurance and 401(k) plan benefits generally available to all employees of Abraxas), annual cash bonuses, and grants of stock options and awards under Abraxas' 1994 Long Term Incentive Plan which we sometimes refer to as the LTIP. Abraxas does not have any other deferred compensation programs or supplemental executive retirement plans. There are also no perquisites provided to Abraxas' executive officers that are not otherwise available to all of Abraxas' employees.

Elements of the Executive Compensation Program

         Base Salaries. The Committee believes that Abraxas' base salary levels for executive officers are consistent with the practices of the companies in the peer group. Increases in base salary levels from time to time are designed to reflect competitive practices in the industry, Abraxas' financial performance and individual performance of the officer.

         In the first quarter of each year, the Chief Executive Officer submits to the Committee recommendations for salary adjustments based upon his subjective evaluation of individual performance and his subjective judgment regarding setting each executive and non-executive officer's salary within Abraxas' salary range. This range is set by reference to the salaries paid by the companies in the peer group while remaining within Abraxas' budgetary constraints. The companies in the peer group are used to compare Abraxas' salary structure to that of other companies that compete with Abraxas for executives but without targeting salaries to be higher, lower, or approximately the same as those of the companies in the peer group. The Committee does not consider the performance of any of the companies in the peer group in setting Abraxas' salary structure.

         Annual Bonuses. In 2003, the Board of Directors adopted an annual bonus plan, which established certain criteria for the payment of annual bonuses to the senior management of Abraxas. Under the plan, each participant is given an annual bonus opportunity based on the achievement of a goal related to the Net Asset Value ("NAV"), on a per share basis, of the Company's common stock, established by the Board of Directors after assessing recommendations by the Chief Executive Officer. Bonuses may be paid in cash, stock, or a combination of both. For Messrs. Watson, Williford, and Carington, the bonus will equal the percentage increase in NAV per share over the previous year's NAV per share for the first 10% increase and twice the percentage increase thereafter with a maximum award for any one year of 70% of annual salary. In 1994, the Board of Directors adopted an annual cash bonus plan, which established certain criteria for the payment of annual cash bonuses to all vice president level officers of Abraxas. The plan was amended in 1997, 1999 and again in 2003. Under the plan as amended, each participant is given an annual bonus opportunity based on the achievement of certain goals. For Mr. Wallace and Dr. Billingsley, the bonus could be as high as 25% of base salary if all goals are attained. The amount of the bonuses to be paid to Mr. Wallace and Dr. Billingsley, if any, will be based upon attaining goals set by the Board of Directors after assessing the recommendations of management for EBITDA, General and Administrative expenses, and Finding Costs. If all performance goals are met or exceeded, each participant can earn additional bonuses of up to 25% of base salary. Under both plans, the board has the prerogative to adjust the bonus earned by any participant, including Messrs. Watson, Williford, Carington, Wallace and Dr. Billingsley, to take into account extraordinary factors not contemplated by the respective bonus plans when the impact of such contributions or factors cannot be adequately reflected by the bonus determined under the methodology described above and to determine the cash and/or share component of any earned awards. For 2004, the goal for General and Administrative expense was met and the following bonuses were earned:

                Name                                   Bonus Amount
                ----                                   ------------
                Robert L.G. Watson                              $ 0
                Chris E. Williford                                0
                Robert W. Carington, Jr.                          0
                Lee T. Billingsley                           12,093
                William H. Wallace                           12,093

         Long-Term Incentives. In 1994, the board adopted the LTIP in order to compensate executive and non-executive officers and employees who contribute significantly to the operation of Abraxas. Up to an aggregate of 5,000,000 shares of Abraxas common stock are available for issuance under the LTIP. The LTIP makes available to the Committee a number of incentive devices such as incentive stock options and non-qualified stock options, stock appreciation rights, restricted stock, performance units, performance shares and dividend units. The Committee adopts administrative guidelines from time to time, which define specific eligibility criteria, the types of awards to be employed and the value of such awards. Specific terms of each award, including minimum performance criteria, which must be met to receive payment, are provided in individual award agreements granted to each award recipient. Award agreements also contain change in control provisions. Option holdings and previous awards are not taken into account.

         The board believes that the LTIP has given Abraxas the flexibility to structure awards to meet Abraxas' business needs. In making long-term incentive awards under the LTIP, the Committee seeks to ensure that the total compensation package, including cash compensation, is competitive with the compensation paid by the companies included in the Mercer Survey, yet substantially contingent upon the conclusion of individual and corporate efforts to produce attractive long-term returns to Abraxas stockholders.

         CEO Compensation. Mr. Watson's salary in 2004 was based on the Committee's evaluation of his performance and Abraxas' performance, after reviewing competitive salary data from the companies included in the Mercer Survey and Abraxas' budgetary constraints. The Committee's determination of Mr. Watson's total salary was based upon the salaries paid to chief executive officers of the companies included in the Mercer Survey and the salary structure of Abraxas.

         In connection with Abraxas' January 2003 financial restructuring, certain former noteholders had required that Abraxas re-price all of its outstanding stock options to $0.66 per share, except for those options held by Mr. Watson. Only one-half of Mr. Watson's options were so re-priced. At that time, the former noteholders gave the Abraxas Board the discretion to grant certain options to purchase Abraxas' 11 1/2% secured notes due 2007, which were being issued in connection with the January 2003 financial restructuring, to Mr. Watson. The Board determined that it would not be in the best interests of Abraxas and its stockholders to grant the note options to Mr. Watson as the notes issuable pursuant to the note options would have increased Abraxas' indebtedness and the Board believed that the issuance of the note options would have created a conflict of interest for Mr. Watson as his interests could have been seen to be aligned with those of the noteholders rather than with the shareholders of Abraxas. In October 2004, Abraxas successfully completed a recapitalization that included the redemption of the Abraxas' 11 1/2 % secured notes due 2007. After the conclusion of the 2004 refinancing, the Board and Mr. Watson engaged in a dialogue regarding a potential bonus to Mr. Watson relating to the successful completion of the refinancing. Based upon the foregoing, on February 16, 2005, the Board approved the payment of a one-time discretionary bonus to Mr. Watson of $490,000 for his leadership in concluding Abraxas' October 2004 refinancing as well as the completion of the initial public offering by Grey Wolf. In determining the amount to be paid to Mr. Watson, the Board considered the potential value that Mr. Watson's shares would have had if all of his stock options had been re-priced, approximately $490,000, in January 2003.

         Review of and Conclusion Regarding all Components of Executive Compensation. The Committee has reviewed all components of Mr. Watson's and each of Abraxas' four most highly compensated executive officers compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the executive and the cost to Abraxas of all perquisites and other personal benefits and any lump-sum payments that may be payable under their respective employment agreements due to termination of their employment or a change-in-control of Abraxas. Furthermore, due to public concerns over the perceived inflation of CEO compensation and the divergence between compensation paid to CEOs and the average employee, generally, the Committee reviewed Mr. Watson's total compensation package with an eye toward internal consistency with compensation paid to Abraxas' other executive officers and employees generally.

         Based upon the Committee's review, the Committee finds Mr. Watson's and the four other most highly compensated executive officers' total compensation in the aggregate to be reasonable and not excessive.

         Policy on Deductibility of Compensation. In 1993, the federal tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the tax law, the performance measures must be approved by the stockholders. Since Abraxas does not anticipate that the compensation for any executive officer will exceed the $1 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested. The Compensation Committee will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.


         This report is submitted by the members of the Compensation Committee.

                                  James C. Phelps, Chairman
                                  Ralph F. Cox
                                  Dennis E. Logue


Compensation Summary

         The following table sets forth a summary of compensation for the fiscal years ended December 31, 2004, 2003 and 2002 paid by Abraxas to Robert L.G. Watson, Abraxas' Chairman of the Board, President, and Chief Executive Officer, Chris E. Williford, Abraxas' Executive Vice President, Chief Financial Officer, and Treasurer, Robert W. Carington, Jr., Abraxas' Executive Vice President, Lee
T. Billingsley, Abraxas' Vice - President Exploration, and to William H. Wallace, Abraxas' Vice President - Operations.

Summary Compensation Table

                                                                                                      Long Term
                                                                                                    Compensation
                                                                                                       Awards -
                                                                                                     Securities
                                                                                                     Underlying
   Name and Principal Position                 Year         Salary($)           Bonus($)             Options (#)
                                               ----         ---------           --------
                                                 Annual Compensation
   ----------------------------------------------------------------------------------------------------------------
   Robert L.G. Watson,                         2004              $308,433                   $0                   0
   Chairman of the Board,                      2003              $291,750             $200,200 (1)               0
   President and Chief Executive Officer       2002              $271,442              $24,592              90,000
   ----------------------------------------------------------------------------------------------------------------
   Chris E. Williford,                         2004              $186,894                   $0                   0
   Executive Vice President,                   2003              $175,615             $120,400 (2)               0
   Chief Financial Officer and Treasurer       2002              $163,653              $14,848              43,000
   ----------------------------------------------------------------------------------------------------------------
   Robert  W. Carington, Jr.,                  2004              $235,558                   $0                   0
   Executive Vice President                    2003              $225,961             $154,000 (3)               0
                                               2002              $215,577              $19,488              55,000
   ----------------------------------------------------------------------------------------------------------------
   Lee T. Billingsley                          2004              $178,442              $12,093                   0
   Vice President-                             2003              $168,346              $42,023 (4)          15,000
   Exploration                                 2002              $156,885               $9,792              22,000
   ----------------------------------------------------------------------------------------------------------------
   William H. Wallace,                         2004              $178,442              $12,093                   0
   Vice President-                             2003              $168,346              $42,023 (4)          15,000
   Operations                                  2002              $156,885               $9,792              22,000
   ----------------------------------------------------------------------------------------------------------------

(1) Of this amount, $177,719 was paid in cash and $22,481 in restricted stock. *
(2) Of this amount, $101,051 was paid in cash and $19,349 in restricted stock. *
(3) Of this amount, $121,211 was paid in cash and $32,789 in restricted stock. *
(4) Of this amount, $32,123 was paid in cash and $9,900 in restricted stock. *

     * The number of shares of stock was determined based upon a price of $2.69 per share, which was the closing price of the Company's common stock on the AMEX on April 15, 2004.

Grants of Stock Options and Stock Appreciation Rights During the Fiscal Year Ended December 31, 2004

         Pursuant to the Abraxas Petroleum Corporation 1984 Incentive Stock Option Plan (the "ISO Plan"), the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan (the "1993 Plan"), and the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan (the "LTIP"), Abraxas grants to its employees and officers (including its directors who are also employees) incentive stock options and non-qualified stock options. The ISO Plan, the 1993 Plan, and the LTIP are administered by the Compensation Committee which, based upon the recommendation of the Chief Executive Officer, determines the number of shares subject to each option.

         No options were granted to Messrs. Watson, Williford, Carington, Wallace or Dr. Billingsley during 2004.

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year End Option Values

         The table below contains certain information concerning exercises of stock options during the fiscal year ended December 31, 2004, by Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley and the fiscal year end value of unexercised options held by Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley.

                         Option Exercises in Fiscal Year


                                Shares          Valu         Number of Unexercised           Value of Unexercised
                             Acquired By      Realized      Options on December 31,2004   Options on December 31, 2004
 Name                         Exercise (#)        ($)       (#)Exercisable/Unexercisable  ($)Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------------------
Robert L.G. Watson              1,406             0             660,285/63,428              643,501/71,806
----------------------------------------------------------------------------------------------------------------------
Chris E. Williford                0               0             211,500/26,500              351,305/44,205
----------------------------------------------------------------------------------------------------------------------
Robert W. Carington, Jr.          0               0             402,500/32,500              668,425/54,225
----------------------------------------------------------------------------------------------------------------------
Lee T. Billingsley              25,000            0              89,000/26,000              147,775/43,045
----------------------------------------------------------------------------------------------------------------------
William H. Wallace                0               0              76,500/26,000              127,025/43,045
----------------------------------------------------------------------------------------------------------------------


Securities Authorized for Issuance Under Equity Compensation Plans

         The following chart gives aggregate information regarding grants under all equity compensation plans of the Company through December 31, 2004.

                                        Equity Compensation Plan Information
                                                                                           Number of Securities
                                                                                          Remaining Available for
                                   Number of Securities to       Weighted-Average      Future Issuance under Equity
                                   be Issued upon Exercise      Exercise Price of           Compensation Plans
                                   of Outstanding Options,     Outstanding Options,        (Excluding Securities
                                     Warrants and Rights       Warrants and Rights       Reflected in Column (a))
          Plan Category                      (a)                       (b)                          (c)

Equity compensation plans                 2,353,578                   $0.94                      2,404,974
approved by security holders

Equity compensation plans not           1,540,000 (1)                 $0.32                          0
approved by security holders

(1) Includes 540,000 shares issuable pursuant to options granted to certain of Abraxas' directors as described below under "Compensation of Directors." Other than the amount of shares and the exercise price, the options were generally granted upon the same terms. The options expire no later than 10 years from the grant date, become vested and exercisable in one-third increments as of each of the first and second anniversaries of the grant date, and as of the earliest to occur of (i) the date on which the optionee is replaced as a director of Abraxas as a result of the expiration of the optionee's term and not as a result of optionee's death, disability, resignation or removal from Abraxas' Board of Directors for cause in accordance with Abraxas' Articles of Incorporation, and optionee's successor as a director of Abraxas is duly elected and qualified, or
(ii) the third anniversary of the grant date. Also includes 1,000,000 shares which were issuable pursuant to warrants issued to Guggenheim Corporate Funding, LLC at a purchase price of $0.01 in connection with Abraxas' October 2004 refinancing. These warrants were fully exercised by Guggenheim on March 31, 2005 by means of a cashless exercise and the Company issued 996,479 shares to Guggenheim.

Employment Agreements

         Abraxas has entered into employment agreements with each of Messrs. Watson, Williford, Carington, and Wallace and with Dr. Billingsley pursuant to which each of Messrs. Watson, Williford, Carington, and Wallace and Dr. Billingsley will receive compensation as determined from time to time by the board in its sole discretion.

         The employment agreements for Messrs. Watson, Williford, and Carington are scheduled to terminate on December 21, 2005, and shall be automatically extended for additional one-year terms unless Abraxas gives the officer 120 days notice prior to the expiration of the original term or any extension thereof of its intention not to renew the employment agreement. If, during the term of the employment agreements for each of such officers, the officer's employment is terminated by Abraxas other than for cause or disability, by the officer other than by reason of such officer's death or retirement, or by the officer, for "Good Reason" (as defined in each officer's respective employment agreement), then such officer will be entitled to receive a lump sum payment equal to the greater of (a) his annual base salary for the last full year during which he was employed by Abraxas or (b) his annual base salary for the remainder of the term of each of their respective employment agreements.

         If a change of control occurs during the term of the employment agreement for Mr. Watson, Mr. Williford, or Mr. Carington, and if subsequent to such change of control, such officer's employment is terminated by Abraxas other than for cause or disability, by reason of the officer's death or retirement or by such officer, for Good Reason, then such officer will be entitled to the following, as applicable:

         Mr. Watson:


                  (1) if such termination occurs prior to the end of the first year of the initial term of his employment agreement, a lump sum payment equal to five times his annual base salary;

                  (2) if such termination occurs after the end of the first year of the initial term of his employment agreement but prior to the end of the second year of the initial term of his employment agreement, a lump sum payment equal to four times his annual base salary;

                  (3) if such termination occurs after the end of the second year of the initial term of his employment agreement but prior to the end of the third year of the initial term of his employment agreement, a lump sum payment equal to three times his annual base salary; and

                  (4) if such termination occurs after the end of the third year of the initial term of his employment agreement a lump sum payment equal to 2.99 times his annual base salary.

         Mr. Williford or Mr. Carington:


                  (1) if such termination occurs prior to the end of the first year of the initial term of the officer's employment agreement, a lump sum payment equal to four times the officer's annual base salary;

                  (2) if such termination occurs after the end of the first year of the initial term of the officer's employment agreement but prior to the end of the second year of the initial term of the employment agreement, a lump sum payment equal to three times the officer's annual base salary; and


                  (3) if such termination occurs after the end of the second year of the initial term of the officer's employment agreement, a lump sum payment equal to 2.99 times the officer's annual base salary.

         Abraxas has entered into employment agreements with Mr. Wallace and Dr. Billingsley pursuant to which each of Mr. Wallace and Dr. Billingsley will receive compensation as determined from time to time by the board in its sole discretion. The employment agreements, originally scheduled to terminate on December 31, 1998 for Dr. Billingsley and December 31, 2000 for Mr. Wallace, were automatically extended and will terminate on December 31, 2005, and may be automatically extended for an additional year if by December 1 of the prior year neither Abraxas nor Mr. Wallace or Dr. Billingsley, as the case may be, has given notice to the contrary. Except in the event of a change in control, at all times during the term of the employment agreements, each of Mr. Wallace's and Dr. Billingsley's employment is at will and may be terminated by Abraxas for any reason without notice or cause. If a change in control occurs during the term of the employment agreement or any extension thereof, the expiration date of Mr. Wallace's and Dr. Billingsley's employment agreement is automatically extended to a date no earlier than three years following the effective date of such change in control. If, following a change in control, either Mr. Wallace's or Dr. Billingsley's employment is terminated other than for Cause (as defined in each of the employment agreements) or Disability (as defined in each of the Employment Agreements), by reason of Mr. Wallace's or Dr. Billingsley's death or retirement or by Mr. Wallace or Dr. Billingsley, as the case may be, for Good Reason (as defined in each of the employment agreements), then the terminated officer will be entitled to receive a lump sum payment equal to three times his annual base salary.

         If any lump sum payment to Messrs. Watson, Williford, Carington, Wallace, or Dr. Billingsley would individually or together with any other amounts paid or payable constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations there under, the amounts to be paid will be increased so that Messrs. Watson, Williford, Carington, Wallace, or Dr. Billingsley, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.

Compensation of Directors

         Stock Options. In 1999, Messrs. Bartlett, Cox, and Wagda were each granted options to purchase 75,000 shares of common stock at an exercise price of $0.98 per share. In April 2003, Mr. Logue was granted options to purchase 75,000 shares of common stock at an exercise price of $0.68, Mr. Burke was granted options to purchase 45,000 shares of common stock at an exercise price of $0.68 and Mr. Phelps was granted options to purchase 43,000 shares of common stock at an exercise price of $0.68. In September 2003, Mr. Carter was granted options to purchase 45,000 shares of common stock and Mr. Galt was granted options to purchase 75,000 shares of common stock both at an exercise price of $1.01.

         Other Compensation. During 2004, each director who was not an employee of Abraxas or its affiliates, received an annual fee of $8,000 prorated for January through May and $12,000 annually, prorated for June through December. Each director including advisory directors also received $1,000 for each board meeting attended through May and $1,500 for each meeting attended June through December. Each director also received $500 for each committee meeting attended through May and $1,000 for each meeting attended June through December. Aggregate fees paid to directors and advisory directors in 2004 were $222,733. Except for the foregoing, the directors of Abraxas received no other compensation for services as directors, except for reimbursement of travel expenses to attend board meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires Abraxas' directors and executive officers and persons who own more than 10% of a registered class of Abraxas equity securities to file with the Securities and Exchange Commission and the AMEX initial reports of ownership and reports of changes in ownership of Abraxas common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, Abraxas believes that all its directors and executive officers during 2004 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

Performance Graph

         Set forth below is a performance graph comparing yearly cumulative total stockholder return on the Abraxas common stock with (a) the monthly index of stocks included in the Standard and Poor's 500 Index and (b) the Energy Capital Solutions Index (the "ECS Index") of stocks of crude oil and natural gas exploration and production companies with a market capitalization of less than $400 million (the "Comparable Companies"). The Comparable Companies are: Adams Resources & Energy Inc.; Callon Petroleum Company; Carrizo Oil & Gas Inc.; Clayton Williams Energy Inc.; Double Eagle Petroleum Company; Edge Petroleum Corporation; Contango Oil & Gas Company; Mission Resources Corporation; Markwest Hydrocarbon Inc.; NGAS Resources Inc.; Parallel Petroleum Corporation; Petroquest Energy Inc.; and Quest Resource Corporation.

         All of these cumulative total returns are computed assuming the value of the investment in Abraxas common stock and each index as $100.00 on December 31, 1999, and the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The years compared are, 2000, 2001, 2002, 2003 and 2004.

                                [OBJECT OMITTED]

    ECS Index                  S&P 500                      ABP
   12/31/1999        $100    12/31/1999        $100     12/31/1999         $100
    3/31/2000     $113.89     3/31/2000     $102.00      3/31/2000      $240.00
    6/30/2000     $165.53     6/30/2000      $99.00      6/30/2000      $160.00
    9/30/2000     $219.73     9/30/2000      $97.77      9/30/2000      $413.33
   12/30/2000     $193.22    12/30/2000      $89.86     12/30/2000      $466.67
    3/30/2001     $156.17     3/30/2001      $78.97      3/30/2001      $544.00
    6/30/2001     $143.72     6/30/2001      $83.34      6/30/2001      $337.07
    9/30/2001      $95.39     9/30/2001      $70.85      9/30/2001      $205.87
   12/30/2001     $103.55    12/30/2001      $79.02     12/30/2001      $138.67
    3/30/2002     $111.37     3/30/2002      $78.09      3/30/2002      $141.87
    6/30/2002      $93.62     6/30/2002      $67.37      6/30/2002       $80.00
    9/30/2002      $78.24     9/30/2002      $55.49      9/30/2002       $80.00
   12/30/2002      $87.08    12/30/2002      $59.85     12/30/2002       $55.47
    3/30/2003      $81.71     3/30/2003      $58.77      3/30/2003       $70.40
    6/30/2003     $121.85     6/30/2003      $66.33      6/30/2003      $115.20
    9/30/2003     $131.98     9/30/2003      $67.79      9/30/2003       $96.00
   12/30/2003     $188.83    12/30/2003      $75.52     12/30/2003      $130.13
    3/30/2004     $206.61     3/30/2004      $76.71      3/30/2004      $275.20
    6/30/2004     $212.04     6/30/2004      $77.65      6/30/2004      $177.07
    9/30/2004     $209.54     9/30/2004      $75.86      9/30/2004      $227.20
   12/30/2004     $230.70    12/30/2004      $82.60     12/30/2004      $245.33
    3/30/2005     $285.65     3/30/2005      $80.98      3/30/2005      $289.07


                 Dec-99     Dec-00     Dec-01     Dec-02      Dec-03      Dec-04
   ECS Index     100.00     193.22     103.55      87.08      188.83      230.70
   S&P 500       100.00      89.86      79.02      59.85       75.52       82.60
   ABP           100.00     466.67     138.67      55.47      130.13      245.33



                             AUDIT COMMITTEE REPORT

         The Audit Committee reviews Abraxas' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for engaging independent auditors to perform an independent audit of Abraxas' consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of Abraxas' financial statements, (ii) Abraxas' independent auditors' qualifications and independence, (iii) the performance of Abraxas' independent auditors and (iv) Abraxas' compliance with legal and regulatory requirements.

         In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that Abraxas' consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss. 380), as amended.

         In addition, the Committee discussed with the independent auditors the auditors' independence from Abraxas and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

         The Committee also discussed with Abraxas' independent auditors the overall scope and plans for their respective audit. The Committee met the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Abraxas' internal controls, and the overall quality of Abraxas' financial reporting.

         Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the board has approved, that the audited financial statements be included in Abraxas' Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee and the board also have recommended, subject to stockholder ratification, the selection of Abraxas' independent auditors for fiscal year 2005.


         This report is submitted by the members of the Audit Committee.

                               C. Scott Bartlett, Jr., Chairman
                               Franklin A. Burke
                               James C. Phelps
                               Joseph A. Wagda


                       PRINCIPAL AUDITOR FEES AND SERVICES

         Audit Fees. The aggregate fees billed for professional services rendered by BDO Seidman, LLP for the audit of Abraxas' annual financial statements for the years ended December 31, 2004 and December 31, 2003, and the reviews of the condensed financial statements included in Abraxas' quarterly reports on Form 10-Q for the years ended December 31, 2004 and December 31, 2003, were $226,374 and $240,870, respectively.

         Audit-Related Fees. The aggregate fees billed by BDO Seidman, LLP for assurance and related services that were reasonably related to the performance of the audit or review of Abraxas' financial statements and are not reported in "audit fees" above, for the years ended December 31, 2004 and December 31, 2003, were $171,131 a0nd $87,394, respectively. These fees were for services provided by BDO Seidman, LLP related to consulting services associated with determining the appropriate accounting treatment of various transactions.

         Tax Fees. BDO Seidman, LLP did not provide tax services to Abraxas during 2004 and 2003 other than those related to auditing the tax provisions of Abraxas' financial statements.

         All Other Fees. There were no aggregate fees billed for other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by BDO Seidman, LLP during the years ended December 31, 2004 or December 31, 2003.

         Consideration of Non-audit Services Provided by the Independent Auditors. The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining BDO Seidman, LLP's independence, and has concluded that the independence of such firm has been maintained.

                       AUDIT COMMITTEE PRE-APPROVAL POLICY

         The Audit Committee's policy is to pre-approve all audit, audit-related and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

                              CERTAIN TRANSACTIONS

         Abraxas has adopted a policy that transactions, between Abraxas and its officers, directors, principal stockholders, or affiliates of any of them, will be on terms no less favorable to Abraxas than can be obtained on an arm's length basis in transactions with third parties and must be approved by the vote of at least a majority of the disinterested directors. Since July 2002, Abraxas has not permitted any loans to officers, directors, principal stockholders, or affiliates of any of them.

                                  PROPOSAL TWO

          Approval of 2005 Non-Employee Directors Equity Incentive Plan

         General. On February 16, 2005, subject to stockholder approval, the Abraxas Board of Directors adopted the Abraxas Petroleum Corporation 2005 Non-Employee Directors Long-Term Equity Incentive Plan (the "2005 Directors Plan"), the full text of which is set forth in Appendix A to this Proxy Statement. The following summary of the 2005 Directors Plan is qualified in its entirety by reference to Appendix A. The effectiveness of the 2005 Directors Plan is subject to approval by Abraxas stockholders.

         Purpose. The purpose of the 2005 Directors Plan is to attract and retain members of the Board of Directors and to promote the growth and success of Abraxas by aligning the long-term interests of the Board of Directors with those of Abraxas' stockholders by providing an opportunity to acquire an interest in Abraxas and by providing both rewards for exceptional performance and long term incentives for future contributions to the success of Abraxas.

         Administration and Eligibility. The 2005 Directors Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors and authorizes the Board to grant non-qualified stock options or issue restricted stock to those persons who are non-employee directors of Abraxas, including advisory directors of Abraxas, which currently amounts to a total of ten people.

         Shares Reserved and Awards. The 2005 Directors Plan reserves 900,000 shares of Abraxas common stock, subject to adjustment following certain events, as discussed below. The 2005 Directors Plan provides that each year, at the first regular meeting of the Board of Directors immediately following Abraxas' annual stockholder's meeting, each non-employee director shall be granted or issued awards of 10,000 shares of Abraxas common stock, for participation in Board and Committee meetings during the previous calendar year. The maximum annual award for any one person is 10,000 shares of Abraxas common stock. If options, as opposed to shares, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the Committee.

         Option Exercise. An option is exercised when proper notice of exercise has been given to Abraxas, or the brokerage firm or firms approved by Abraxas, if any, to facilitate exercises and sales under the 2005 Directors Plan and full payment for the shares with respect to which the option is exercised has been received by Abraxas or the brokerage firm or firms, as applicable. The consideration to be paid and the method of payment, shall be determined by the Committee and may include: (i) a cashless exercise, whereby the exercise price is paid to Abraxas from the proceeds of a same-day sale of a portion of the stock underlying the option; (ii) cash; and (iii) tender of shares of common stock owned by the participant. Option shares used to pay the exercise price shall be valued at their fair market value on the exercise date. Payment of the aggregate exercise price by means of tendering previously-owned shares of common stock shall not be permitted when the same may, in the reasonable opinion of Abraxas, cause Abraxas to record a loss or expense as a result thereof.

         Stockholder Rights. Except as otherwise provided in the 2005 Directors Plan, until the issuance of the share certificates evidencing the award shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the award shares.

         Transferability of Awards. An award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant, unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

         Termination of Awards. Unless otherwise provided in the applicable award agreement or any severance agreement, vested awards granted under the 2005 Directors Plan shall expire, terminate, or otherwise be forfeited as follows:

            o three (3) months after the date the Company delivers a notice of termination of a Participant's Active Status, other than in circumstances covered by the following three circumstances;

            o immediately upon termination of a Participant's Active Status for Misconduct;

            o twelve (12) months after the date of the death of a Participant whose Active Status terminated as a result of his or her death; and

            o thirty-six (36) months after the date on which the Participant ceased performing services as a result of Retirement.

     U.S. Federal Tax Consequences.

               Options. Participants will not recognize taxable income at the time an option is granted under the 2005 Directors Plan unless the option has a readily ascertainable market value at the time of grant. The Board understands that options to be granted under the 2005 Directors Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option. The difference between the fair market value of the shares at the time an option is exercised and the option price generally will be treated as ordinary income to the optionee, in which case Abraxas will be entitled to a deduction equal to the amount of the optionee's ordinary income.

               Restricted Stock. A participant who receives a grant of restricted stock who does not elect to be taxed at the time of grant will not recognize income upon an award of shares of common stock, and Abraxas will not be entitled to a deduction until the termination of the restrictions. Upon such termination, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock at the time (less any amount paid by the employee for such shares), and Abraxas will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the participant may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, Abraxas will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the participant upon subsequent disposition of the stock will be capital in nature.

         Amendments. Abraxas' Board or the Committee may amend or terminate the 2005 Directors Plan from time to time in such respects as the Board may deem advisable (including, but not limited, to amendments which the Board deems appropriate to enhance Abraxas' ability to claim deductions related to stock option exercises); provided, that to the extent required by the Internal Revenue Code 0f 1986, as amended, or the rules of the AMEX, such other exchange upon which Abraxas common stock is either quoted or traded, or the SEC, stockholder approval shall be required for any material amendment of the 2005 Directors Plan. Subject to the foregoing, it is specifically intended that the Board or Committee be able to amend the 2005 Directors Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the 2005 Directors Plan or any award agreement.

         Adjustments. If the outstanding shares of Abraxas' common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of Abraxas or of another corporation, or if the number of such shares of common stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of common stock reserved for the purposes of the 2005 Directors Plan, whether or not such shares are at the time subject to outstanding awards, the number and kind of shares of stock or other securities or property into which each outstanding share of common stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be. Outstanding awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of Abraxas' common stock, or of any stock or other securities or property into which such common stock shall have been changed, or for which it shall have been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of the 2005 Directors Plan, or in any award previously granted or which may be granted under the 2005 Directors Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the 2005 Directors Plan.

         In addition, the Committee shall have the power, in the event of any merger or consolidation involving Abraxas to amend all outstanding awards to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such merger or consolidation and to terminate each such award as of such effective date.

         Although the benefits and amounts that will be received by the Non-Executive Director Group are not determinable, the benefits and amounts which would have been received by the Non-Executive Director Group for the last completed fiscal year if the 2005 Directors Plan had been in effect are provided in the table below:

                                New Plan Benefits

           2005 Non-Employee Directors Long-Term Equity Incentive Plan

---------------------------------------- -------------------------------------- --------------------------------------
           Name and Position                       Dollar Value ($)                       Number of Shares
---------------------------------------- -------------------------------------- --------------------------------------
     Non-Executive Director Group                    $176,000 (1)                              100,000
---------------------------------------- -------------------------------------- --------------------------------------

         (1) Calculated by multiplying the Number of Shares by the closing price for Abraxas common stock on the AMEX on May 21, 2004, the date of the first Board of Directors meeting immediately following the 2004 Annual Stockholders Meeting.

         Effectiveness. Upon effectiveness, the 2005 Directors Plan shall remain in effect until the tenth anniversary of the effective date or until terminated under the terms of the plan or extended by an amendment approved by Abraxas stockholders.

         Votes Required. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the annual meeting is necessary to approve the 2005 Non-Employee Directors Long-Term Equity Incentive Plan. The enclosed form of proxy provides a means for stockholders to vote for the approval of the 2005 Directors Plan, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the 2005 Directors Plan. Under applicable Nevada law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

         The Board of Directors recommends a vote "FOR" the approval of the 2005 Non-Employee Directors Long-Term Equity Incentive Plan.

                                 PROPOSAL THREE

                Ratification of Selection of Independent Auditors

         The Abraxas Board of Directors has selected BDO Seidman, LLP to serve as independent auditors of Abraxas for the fiscal year ending December 31, 2005. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of Abraxas for ratification at the annual meeting. BDO Seidman, LLP provided audit services to Abraxas for the year ended December 31, 2004. A representative of BDO Seidman, LLP will be present at the annual meeting, and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No representative of Deloitte & Touche LLP will be present at the annual meeting.

         On April 22, 2003, the Board of Directors engaged the accounting firm of BDO Seidman, LLP as Abraxas' certifying accountant for the year ended December 31, 2003. The decision to approve the dismissal of Deloitte & Touche LLP and engagement of BDO Seidman, LLP was approved by the Audit Committee and the entire Board of Directors. Deloitte & Touche LLP was notified of their dismissal on April 22, 2003.

         No report of BDO Seidman, LLP on Abraxas' financial statements for either of Abraxas' last two fiscal years contained any adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of Abraxas' financial statements for the last two fiscal years, there were no disagreements with BDO Seidman, LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures which, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused the firm to make reference to the matter in its report. During Abraxas' last two fiscal years, there were no reportable events as described in
Item 304(a)(1)(v) of Regulation S-K.

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the annual meeting is necessary to ratify the appointment of Abraxas' independent auditors. The enclosed form of proxy provides a means for stockholders to vote for the ratification of selection of independent auditors, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the ratification of selection of independent auditors. Under applicable Nevada law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

         The Board of Directors recommends a vote "FOR" the ratification of the selection of BDO Seidman, LLP, as independent auditors of Abraxas for the fiscal year ending December 31, 2005.

              STOCKHOLDER PROPOSALS FOR 2006 ABRAXAS ANNUAL MEETING

         Abraxas intends to hold its next annual meeting in late May or early June of 2006, according to its normal schedule. In order to be included in the proxy material for the 2006 Annual Meeting, Abraxas must receive eligible proposals of stockholders intended to be presented at the annual meeting on or before January 4, 2006, directed to the Abraxas Secretary at the address indicated on the first page of this proxy statement.

         According to our Amended and Restated Bylaws, Abraxas must receive timely written notice of any stockholder nominations and proposals to be properly brought before the 2006 Annual Meeting. To be timely, such notice must be delivered to the Abraxas Secretary at the principal executive offices set forth on the first page of this proxy statement not later than the close of business on March 30, 2006 nor earlier than March 1, 2006. The written notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

         In the event that the 2006 Annual Meeting is more than 30 days from June 1, 2006 (the anniversary of the 2005 Annual Meeting), the dates for submission with the proxy materials and to be properly brought before the 2006 Annual Meeting will change according to the Amended and Restated Bylaws and Regulation 14A under the Exchange Act. A copy of the Amended and Restated Bylaws of Abraxas setting forth the advance notice provisions and requirements for submission of stockholder nominations and proposals may be obtained from the Abraxas Secretary at the address indicated on the first page of this proxy statement.

                                  OTHER MATTERS

         No business other than the matters set forth in this document is expected to come before the meeting, but should any other matters requiring a stockholder's vote arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of Abraxas. If a nominee for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of Abraxas.

         Upon the written request of any person whose proxy is solicited hereunder, Abraxas will furnish without charge to such person a copy of its annual report filed with the United States Securities and Exchange Commission on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2004. Such written request is to be directed to the attention of Chris E. Williford, 500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232.

                                By Order of the Board of Directors

                                Stephen T. Wendel
                                SECRETARY

San Antonio, Texas
May 4, 2005

                                  FORM OF PROXY
                                      FRONT

                          ABRAXAS PETROLEUM CORPORATION
                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788




           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON JUNE 1, 2005

         The undersigned stockholder of Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), hereby appoints Robert L.G. Watson, Chris E. Williford and Robert W. Carington, Jr., and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Abraxas common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on June 1, 2005, and any adjournment thereof, with all powers which the undersigned would possess if personally present.

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Abraxas dated May 4, 2005.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                      BACK

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the Election of Directors and "FOR" the Approval of Proposal 2 and "FOR" the Ratification of Proposal 3.



                                         FOR           WITHOLD         FOR ALL
                                    ALL NOMINEES    AUTHORITY FOR    EXCEPT (See
                                                    ALL NOMINEES    instructions
                                                                       below)

1.  ELECTION OF DIRECTORS                [ ]             [ ]             [ ]             Nominees:
                                                                                      o  C. Scott Bartlett, Jr.
                                                                                      o  Ralph F. Cox
                                                                                      o  Dennis E. Logue
                                                                                      o  Joseph A. Wagda

INSTRUCTION:         To   withhold   authority   to  vote  for  any   individual
                     nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

2. PROPOSAL TO APPROVE THE 2005 NON-EMPLOYEE DIRECTORS LONG-TERM EQUITY INCENTIVE PLAN
                     [ ] FOR          [ ] AGAINST           [ ] ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS AUDITORS OF ABRAXAS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005

                     [ ] FOR          [ ] AGAINST           [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

CHECK HERE FOR ADDRESS CHANGE  [  ]                      NEW ADDRESS:


         Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.



DATED:  ______________, 2005



                  Signature                          Signature if held jointly




PLEASE SIGN, DATE AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [ X ]

                                   Appendix A




                          ABRAXAS PETROLEUM CORPORATION
           2005 NON-EMPLOYEE DIRECTORS LONG-TERM EQUITY INCENTIVE PLAN



                          ABRAXAS PETROLEUM CORPORATION
           2005 NON-EMPLOYEE DIRECTORS LONG-TERM EQUITY INCENTIVE PLAN
                                TABLE OF CONTENTS
PART I
PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES.................................................................1
     SECTION 1.            Purpose of this Plan...................................................................1
     SECTION 2.            Definitions............................................................................1
     SECTION 3.            Administration of this Plan............................................................4
     SECTION 4.            Shares Subject to this Plan............................................................5
     SECTION 5.            Adjustments to Shares Subject to this Plan.............................................6

PART II
TERMS APPLICABLE TO ALL AWARDS....................................................................................7
     SECTION 6.            General Eligibility; Maximum Annual Participant
                           Award and Formula Awards...............................................................7
     SECTION 7.            Procedure for Exercise of Awards; Rights as a Stockholder..............................7
     SECTION 8.            Expiration of Awards...................................................................8
     SECTION 9.            Effect of Change of Control............................................................9

PART III
SPECIFIC TERMS APPLICABLE TO OPTIONS AND STOCK AWARDS.............................................................9
     SECTION 10.           Grant, Terms and Conditions of Options.................................................9
     SECTION 11.           Grant, Terms and Conditions of Stock Awards...........................................10

PART IV
TERM OF PLAN AND STOCKHOLDER APPROVAL............................................................................10
     SECTION 12.           Term of Plan..........................................................................10
     SECTION 13.           Amendment and Termination of this Plan................................................10
     SECTION 14.           Stockholder Approval..................................................................11

PART V
MISCELLANEOUS...............................................................................................     11
     SECTION 15.           Unfunded Plan.........................................................................11
     SECTION 16.           Representations and Legends...........................................................11
     SECTION 17.           Assignment of Benefits................................................................11
     SECTION 18.           Governing Laws........................................................................11
     SECTION 19.           Application of Funds..................................................................12
     SECTION 20.           Right of Removal......................................................................12

                          ABRAXAS PETROLEUM CORPORATION
           2005 Non-Employee Directors Long-Term Equity Incentive Plan
PART I

                PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES

         SECTION 1. Purpose of this Plan. The purposes of this Plan are (a) to attract and retain members of the Board of Directors, and (b) to promote the growth and success of the Company's business, (i) by aligning the long-term interests of the Company's Directors with those of the Company's stockholders by providing an opportunity to acquire an interest in the Company and (ii) by providing both rewards for exceptional performance and long term incentives for future contributions to the success of the Company and its Subsidiaries.

         This Plan permits the grant of Nonqualified Stock Options or Restricted Stock, at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in this Plan.

         SECTION 2. Definitions. As used herein, the following definitions shall apply:

               (a) "Active Status" shall mean that the Director has not been removed from the Board for cause by the Company's stockholders as provided in the Company's Articles of Incorporation, as amended, and Bylaws, as amended.

               (b) "AMEX" shall mean the American Stock Exchange.

               (c) "Award" shall mean any award or benefits granted under this Plan, including Options and Restricted Stock.

               (d)  "Award   Agreement"  shall  mean  a  written  or  electronic
agreement between the Company and the Participant setting forth the terms of the Award.

               (e) "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

               (f) "Board" shall mean the Company's Board of Directors.

               (g) "Change of Control" shall mean the first day that any one or more of the following conditions shall have been satisfied:

                   (i)  the  sale,   transfer,   or  assignment   to,  or  other
               acquisition by any other entity or entities, of all or substantially all of the Company's assets and business in one or a series of related transactions;

                   (ii) a third  person,  including a "group" as  determined  in accordance with Section 13(d) or 14(d) of the Exchange Act, obtains the Beneficial Ownership of Common Stock having thirty percent (30%) or more of the then total number of votes that may be cast for the election of members of the Board; or

                   (iii) a cash tender or exchange offer, merger, consolidation, reorganization or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (each a "Transaction") in connection with the Company, as a result of which the persons who are then members of the Board before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company after the Transaction.

               (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (i) "Committee" shall mean the Compensation Committee appointed by the Board.

               (j) "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

               (k) "Company" shall mean Abraxas Petroleum Corporation, a Nevada corporation, and any successor thereto.

               (l) "Director" shall mean a member of the Board and, except with respect to the ability to vote on any issues before the Board or the delegation of authority from the Board, shall also be deemed to include advisory directors.

               (m) "Effective Date" shall mean the date on which the Company's stockholders have approved this Plan in accordance with applicable AMEX rules.

               (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (o) "Fair Market Value" shall mean the closing price per share of the Common Stock on the AMEX as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if AMEX shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system upon which the Company elects to list or quote its shares of Common Stock.

               (p) "FLSA" shall mean the Fair Labor Standards Act of 1938, as amended.

               (q) "Independent Director" shall mean a Director who: (i) meets the independence requirements of the AMEX, or if the AMEX shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system upon which the Company elects to list or quote its shares of Common Stock; (ii) qualifies as an "outside director" under Section 162(m) of the Code; (iii) qualifies as a "non-employee director" under Rule 16b-3 promulgated under the Exchange Act; and

(iv) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of Shares to Non-Employee Directors.

               (r) "Maximum Annual Participant Award" shall have the meaning set forth in Section 6(b).

               (s) "Misconduct" shall mean the removal from the Board for cause.

               (t) "Nominating and Corporate Governance Committee" shall mean the Nominating and Corporate Governance Committee appointed by the Board.

               (u) "Non-Employee Director" shall mean a Director who is not a common law employee of the Company or any Subsidiary of the Company.

               (v)  "Option"  shall  mean a stock  option  granted  pursuant  to
Section 10 of this Plan.

               (w) "Optionee" shall mean a Participant who has been granted an Option.

               (x) "Participant" shall mean any Non-Employee Director granted an Award.

               (y) "Plan" shall mean this Abraxas Petroleum Corporation 2005 Non-Employee Directors Long-Term Equity Incentive Plan, including any amendments thereto.

               (z) "Reprice" shall mean the adjustment or amendment of the exercise price of Options or previously awarded whether through amendment, cancellation, replacement of grants or any other means.

               (aa) "Restricted  Stock" shall mean a grant of Shares pursuant to
Section 11 of this Plan.

               (bb) "Retirement" shall mean ceasing to be a Director pursuant to election by the Company's stockholders or by voluntary resignation with the approval of the Board's chair after having served continuously on the Board for at least six years.

               (cc) "SEC" shall mean the Securities and Exchange Commission.

               (dd) "Share" shall mean one share of Common Stock, as adjusted in accordance with Section 5 of this Plan.

               (ee) "Subcommittee" shall have the meaning set forth in Section 3(d).

               (ff) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company's ownership of voting securities, by contract or otherwise.

     SECTION 3. Administration of this Plan.

         (a) Authority. This Plan shall be administered by the Committee. The Committee shall have full and exclusive power to administer this Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe. Notwithstanding anything herein to the contrary, the Committee's power to administer this Plan, and actions the Committee takes under this Plan, shall be limited by the provisions set forth in the Committee's charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by either the full Board or a panel consisting of all of the Independent Directors of the Company.

         (b) Powers of the Committee. Subject to the other provisions of this Plan, the Committee shall have the authority, in its discretion:

             (i) to determine the Participants, to whom Awards, if any, will be granted hereunder;

             (ii) to grant Options and Restricted Stock to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares, the number of Shares to be represented by each Award and the vesting schedule, the exercise price, the timing of such Awards, and to modify or amend each Award, with the consent of the Participant when required;

             (iii) to construe and interpret this Plan and the Awards granted hereunder;

             (iv) to prescribe, amend, and rescind rules and regulations relating to this Plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that this Plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of this Plan or any Award Agreement;

             (v) to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

             (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; and

             (vii)  to  make  all  other  determinations   deemed  necessary  or
         advisable for the administration of this Plan;

         provided, that, no consent of a Participant is necessary under clauses
         (i) or (v) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee confers a benefit on the Participant or is made pursuant to an adjustment in accordance with
         Section 5.

         (c) Effect of Committee's Decision. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any stockholder and all other persons.

         (d) Delegation. Consistent with the Committee's charter, as such charter may be amended from time to time, the Committee may delegate its authority and duties under this Plan to one or more separate committees consisting of members of the Committee or other Directors who are Independent Directors (any such committee a "Subcommittee"), and such actions shall be treated for all purposes as if taken by the Committee; provided that the grant of Awards shall be made in accordance with parameters established by the Committee. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

     SECTION 4. Shares Subject to this Plan.

         (a) Reservation of Shares. The shares of Common Stock reserved under this Plan shall be 900,000 shares of Common Stock. If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless this Plan shall have been terminated, become available for future Awards under this Plan. Without limiting the foregoing, unless this Plan shall have been terminated, Shares underlying an Award that has been exercised, either in part or in full, including any Shares that would otherwise be issued to a Participant that are used to satisfy any withholding tax obligations that arise with respect to any Award, shall become available for future Awards under this Plan except to the extent Shares were issued in settlement of the Award. The Shares may be authorized but unissued, or reacquired shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

         (b) Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

         (c) Securities Law Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either such Acts, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (d) Substitutions and Assumptions. The Board or the Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by
Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 4(a) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

     SECTION 5. Adjustments to Shares Subject to this Plan.

         (a) Adjustments. If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of Common Stock theretofore reserved for the purposes of this Plan, whether or not such shares are at the time subject to outstanding Awards, the number and kind of shares of stock or other securities or property into which each outstanding share of Common Stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of this Plan, or in any Award theretofore granted or which may be granted under this Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan. In making any such substitution or adjustment pursuant to this Section 5, fractional shares may be ignored.

         (b) Amendments. The Committee shall have the power, in the event of any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation with or into the Company, to amend all outstanding Awards to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such merger or consolidation and to terminate each such Award as of such effective date.

         (c) No Other Adjustment. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award.

PART II

                         TERMS APPLICABLE TO ALL AWARDS

     SECTION 6. General Eligibility; Maximum Annual Participant Award and Formula Awards.

         (a) Awards. Awards may be granted only to Participants who are Non-Employee Directors.

         (b) Maximum Annual Participant Award. The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company (the "Maximum Annual Participant Award") shall not exceed 10,000 shares of Common Stock (subject to adjustment as set forth in Section 5(a)).

         (c) Formula Awards. Each year at the first regular meeting of the Board of Directors immediately following the Company's annual stockholders meeting for that year, each Non-Employee Director at the time of such Board meeting, shall be granted Awards of 10,000 shares of Common Stock (subject to adjustment as set forth in Section 5(a)), unless the Committee shall decide otherwise prior to or at such Board meeting. The Awards granted pursuant to this Section 6(c) are intended to compensate each Non-Employee Director for that Non-Employee Director's participation in Board and Committee meetings during the Company's previous calendar year. Any Non-Employee Director who leaves the Board (including ceasing to be an advisory Director) prior to the date of the first regular meeting of the Board of Directors shall not be entitled to any Awards under this Section 6(c).


     SECTION 7. Procedure for Exercise of Awards; Rights as a Stockholder.

         (a) Procedure. An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7(b) of this Plan. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 5 of this Plan.

         (b) Method of Payment. The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award, including the method of payment, shall be determined by the Committee at the time of settlement and which forms may include (without limitation): (i) with respect to an Option, a request that the Company or the designated brokerage firm conduct a cashless exercise of the Option; (ii) cash; and (iii) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Committee from time to time. Shares used to pay the exercise price shall be valued at their Fair Market Value on the exercise date. Payment of the aggregate exercise price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

         (c) Withholding Obligations. To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Option or Restricted Stock or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. These obligations may be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant in accordance with rules established by the Committee from time to time.

         (d) Stockholder Rights. Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

         (e) Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

     SECTION 8. Expiration of Awards.

         (a) Expiration, Termination or Forfeiture of Awards. Unless otherwise provided in the applicable Award Agreement or any severance agreement, vested Awards granted under this Plan shall expire, terminate, or otherwise be forfeited as follows:

              (i) three (3) months after the date the Company delivers a notice of termination of a Participant's Active Status, other than in circumstances covered by (ii), (iii) or (iv) below;

              (ii) immediately upon termination of a Participant's Active Status for Misconduct;

              (iii) twelve (12) months after the date of the death of a Participant whose Active Status terminated as a result of his or her death; and

              (iv)   thirty-six   (36)  months  after  the  date  on  which  the
         Participant ceased performing services as a result of Retirement.

         (b)  Extension  of Term.  Notwithstanding  subsection  (a)  above,  the
Committee shall have the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option beyond the date on which the Option would have expired if no termination of the Participant's Active Status had occurred).

     SECTION 9. Effect of Change of Control. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

         (a) Acceleration. Awards of a Participant shall be Accelerated (as defined in Section 9(b)) upon the occurrence of a Change of Control.

         (b) Definition. For purposes of this Section 9, Awards of a Participant being "Accelerated" means, with respect to such Participant:

              (i) any and all Options shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term; and

              (ii)  any  restriction   periods  and   restrictions   imposed  on
         Restricted Stock shall lapse.

                                    PART III

              SPECIFIC TERMS APPLICABLE TO OPTIONS AND STOCK AWARDS

     SECTION 10. Grant, Terms and Conditions of Options.

         (a) Term of Options. The term of Options shall be at the discretion of the Committee.

         (b) Option Exercise Prices. The per Share exercise price under an Option shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without stockholder approval.

         (c) Vesting. Options granted pursuant to this section 10 shall vest pursuant to the periods, terms and conditions determined by the Committee in its sole discretion. To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the termination of such Optionee's Active Status for reasons other than Retirement or death, in each of which cases such Options shall immediately vest in full.

         (d) Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, and as are permissible under the terms of this Plan. An Option may not be exercised for a fraction of a Share.

     SECTION 11. Grant, Terms and Conditions of Stock Awards.

         (a) Designation. Restricted Stock may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Committee determines that it will offer Restricted Stock, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. The term of each award of Restricted Stock shall be at the discretion of the Committee.

         (b) Vesting. The Committee shall determine the time or times within which an Award of shares of Restricted Stock may be subject to forfeiture, the vesting schedule and the rights to acceleration thereof, and all other terms and conditions of the Award. Subject to the applicable provisions of the Award Agreement and this Section 11, upon termination of a Participant's Active Status for any reason, all Restricted Stock subject to the Award Agreement may vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

                                    PART IV

                      TERM OF PLAN AND STOCKHOLDER APPROVAL

     SECTION 12. Term of Plan. This Plan shall become effective as of the Effective Date. It shall continue in effect until the tenth anniversary of the Effective Date or until terminated under Section 14 of this Plan or extended by an amendment approved by the stockholders of the Company pursuant to Section 14(a).

     SECTION 13. Amendment and Termination of this Plan.

         (a) Amendment and Termination. The Board or the Committee may amend or terminate this Plan from time to time in such respects as the Board may deem advisable (including, but not limited, to amendments which the Board deems appropriate to enhance the Company's ability to claim deductions related to stock option exercises); provided, that to the extent required by the Code or the rules of the AMEX, such other exchange upon which the Company's Common Stock is either quoted or traded, or the SEC, stockholder approval shall be required for any material amendment of this Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend this Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of this Plan or any Award Agreement.

         (b) Effect of Amendment or Termination. Any amendment or termination of this Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

     SECTION 14. Stockholder Approval. The effectiveness of this Plan is subject to approval by the stockholders of the Company in accordance with applicable AMEX rules.

                                     PART V

                                  MISCELLANEOUS

     SECTION 15. Unfunded Plan. The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant's beneficiaries or estate shall have any interest in any assets of the Company by virtue of this Plan. Nothing in this Section 15 shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company's creditors. Legal and equitable title to any funds set aside, other than any grantor trust subject to the claims of the Company's creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreements.

     SECTION 16. Representations and Legends. The Committee may require each person purchasing shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the purchaser is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificate for such shares may include any legend which the Committee deems appropriate to reflect a restriction on transfer.

     All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is listed, applicable federal or state securities laws, and any applicable corporate law, and the Committee may cause the legend or legends to be put on any such certificates to make appropriate reference to such restriction.

     SECTION 17. Assignment of Benefits. No Award or other benefits payable under this Plan shall, except as otherwise provided under this Plan or as specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall such benefit be subject to attachment or legal process for or against that person.

     SECTION 18. Governing Laws. This Plan and actions taken in connection herewith shall be governed, construed and enforced in accordance with the laws of the State of Nevada.

     SECTION 19. Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

     SECTION 20. Right of Removal. Nothing in this Plan or in any Award or Award Agreement shall confer upon any Non-Employee Director or any other individual the right to continue as a Director of the Company, or affect any right the Company or the Company's stockholders may have to remove the Non-Employee Director as a Director at any time for any reason.